                                                                      EXHIBIT 4C

                 SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT

                  SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT, dated as of September 28, 2001 ("Amendment"), by and among BRUSH ENGINEERED MATERIALS INC., an Ohio corporation (the "PARENT"), and BRUSH WELLMAN INC., an Ohio corporation and a wholly owned subsidiary of the Parent ("BRUSH WELLMAN") (the Parent and Brush Wellman are herein each a "COMPANY" or a "BORROWER" and collectively, together with each of their respective successors and assigns, the "COMPANIES" or the "BORROWERS"), the lending institutions listed that are parties to this Amendment (herein, together with its or their successors and assigns, each a "LENDER" and collectively the "LENDERS"), and NATIONAL CITY BANK, a national banking association, as one of the Lenders, as the Lender under the Swing Line Revolving Facility (herein, together with its successors and assigns, the "SWING LINE LENDER"), and as administrative agent (the "ADMINISTRATIVE AGENT"):

                                WITNESSETH THAT:
                                ---------------

                  WHEREAS, the Borrowers, the Lenders (or their predecessors, as the case may be), the Swing Line Lender and the Administrative Agent entered into a Credit Agreement, dated as of June 30, 2000, as amended by a First Amendment to Credit Agreement dated as of March 30, 2001 (the "CREDIT AGREEMENT"), under which the Lenders, subject to certain conditions, agreed to lend to the Borrowers up to $65,000,000 from time to time in accordance with the terms thereof; and

                  WHEREAS, the parties desire to amend the Credit Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1.       EFFECT OF AMENDMENT; DEFINITIONS.

                  The Credit Agreement shall be and hereby is amended as provided in Section 2 hereof. Except as expressly amended in Section 2 hereof, the Credit Agreement shall continue in full force and effect in accordance with its respective provisions on the date hereof. As used in the Credit Agreement, the terms "Credit Agreement", "Agreement", "this Agreement", "herein", "hereinafter", "hereto", "hereof", and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement as amended and modified by this Amendment.

                  2.       AMENDMENTS.

                  (A) Section 1.1 of the Credit Agreement shall be amended by deleting the existing definitions of "Consolidated Income Tax Expense", "Guarantors" and "Security Documents" and inserting the following in lieu thereof:

         ""CONSOLIDATED INCOME TAX EXPENSE" shall mean, for any period, all provisions for taxes based on the net income of the Borrowers and the Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Borrowers and the Subsidiaries on a consolidated basis in accordance with GAAP; provided, that if the aggregate net amount of those taxes for any period in question is a negative figure, the Consolidated Income Tax Expense for the period in question shall be treated as zero for purposes of this Agreement.

         "GUARANTORS" shall mean each of Williams Advanced Materials Inc., a New York corporation, Circuits Processing Technologies, Inc., a California corporation, Brush International, Inc., an Ohio corporation, and Technical Materials, Inc., an Ohio corporation, Brush Ceramic Products Inc., an Arizona corporation, Zentrix Technologies Inc., an Arizona corporation, and Brush Resources Inc., a Utah corporation, and their respective successors and assigns, and any other Subsidiary that in accordance with Section 8.12(b) executes and delivers to the Administrative Agent a Guaranty Agreement in substantially the form attached as Exhibit G, and its respective successors and assigns.

         "SECURITY DOCUMENTS" shall mean the Pledge Agreement, the Guaranties, the Security Agreement, the Subsidiary Security Agreement and each other document pursuant to which any Lien or security interest is granted by any Borrower or any Subsidiary to the Administrative Agent as security for any of the Obligations."

                  (B) Section 1.1 of the Credit Agreement shall be amended by inserting the following definitions in proper alphabetical order:

         ""SECURITY AGREEMENT" shall mean the Security Agreement, dated as of September 28, 2001, by Brush Wellman and the Parent in favor of National City Bank, as Collateral Agent, as the same may be amended, restated, modified or supplemented from time to time.

         SUBSIDIARY SECURITY AGREEMENT shall mean the Security Agreement, dated as of September 28, 2001, by the Guarantors in favor of National City Bank, as Collateral Agent, as the same may be amended, restated, modified or supplemented from time to time."

                  (C) Section 2.8(h) of the Credit Agreement shall be amended by deleting the Pricing Grid Table set forth therein and inserting the following in lieu thereof:



                               "PRICING GRID TABLE
                           (EXPRESSED IN BASIS POINTS)

-------------------------------------------- --------------------------- ---------------------- --------------------

RATIO OF                                     APPLICABLE EURODOLLAR       APPLICABLE PRIME       APPLICABLE
CONSOLIDATED TOTAL DEBT                      MARGIN FOR GENERAL          RATE MARGIN            FACILITY FEE RATE
TO                                           REVOLVING LOANS
CONSOLIDATED EBITDAR

-------------------------------------------- --------------------------- ---------------------- --------------------
Greater than or equal to 4.00 to 1.00            300.00                     75.00                 50.00

-------------------------------------------- --------------------------- ---------------------- --------------------

(greater than) 3.50 to 1.00 and
(less than) 4.00 to 1.00                         250.00                     50.00                 40.00

-------------------------------------------- --------------------------- ---------------------- --------------------

(greater than) 3.00 to 1.00 and
(less than or equal to) 3.50 to 1.00             200.00                     25.00                 30.00

-------------------------------------------- --------------------------- ---------------------- --------------------

(greater than) 2.50 to 1.00 and
(less than or equal to) 3.00 to 1.00             175.00                      -0-                  30.00

-------------------------------------------- --------------------------- ---------------------- --------------------

(less than or equal to) 2.50 to 1.00             150.00                      -0-                  25.00

-------------------------------------------- --------------------------- ---------------------- --------------------

         Notwithstanding the above provisions, from September 28, 2001, through and including September 30, 2001, and thereafter until changed hereunder in accordance with the provisions set forth above, for all purposes of this Agreement, the Applicable Prime Rate Margin will be 75 basis points per annum, the Applicable Eurodollar Margin for General Revolving Loans will be 300 basis points per annum, and the Applicable Facility Fee Rate shall be 50 basis points per annum."

                  (D) Section 9.3 of the Credit Agreement shall be amended by
(i) deleting the word "and" at the end of subsection (c), (ii) inserting "; and" in lieu of the period at the end of subsection (d), and (iii) inserting the following as subsection (e):

          "(e) SALE OR DISCOUNT OF CERTAIN FOREIGN RECEIVABLES: sales, without recourse, by any Foreign Subsidiary of Brush International, Inc., conducted in the ordinary course of its business, of its accounts receivable, provided that such sales are consistent with the customary practices of the applicable country and that such sales do not exceed an amount greater than $5,000,000 in the aggregate at any given time."

                  (E) Section 9.7 of the Credit Agreement shall be amended by deleting the same and inserting the following in lieu thereof :

         "9.7. RATIO OF CONSOLIDATED TOTAL DEBT TO CONSOLIDATED TOTAL ADJUSTED CAPITAL AND MINIMUM EBITDAR. The Borrowers will not at any time permit the ratio, expressed as a percentage, of (x) the amount of Consolidated Total Debt to (y) Consolidated Total Adjusted Capital, to exceed (i) 50% from the date of this Agreement through and including September 30, 2001, (ii) 43% for the period commencing October 1, 2001, through and including December 31, 2001; (iii) 45% for the period commencing January 1, 2002, through and including September 30, 2002; and (iv) 50% on and after October 1, 2002. In addition, the Borrowers will not at any time permit the Consolidated EBITDAR, at the end of each fiscal quarter ending on the dates described below, and with respect to the fiscal quarters ending on June 30, September 30 and December 31, 2002, on a cumulative basis for the respective longer periods indicated in the parenthesis below, to be less than the amount set forth opposite that fiscal quarter:


             Fiscal Quarter Ended               Minimum Consolidated Ebitdar
             --------------------               ----------------------------

             March 31, 2002 (3 months)              $   3,780,000

             June 30, 2002 (6 months)               $  12,330,000

             September 30, 2002 (9 months)          $  21,960,000

             December 31, 2002 (12 months)          $  31,770,000"

                  3.       WAIVERS.

                  (A) Subject to the conditions set forth in Section 5 herein, the Administrative Agent, the Swing Line Lender and the Lenders hereby waive the Borrowers' failure to comply with Section 9.8 of the Credit Agreement, regarding the Ratio of Consolidated Total Debt to Consolidated EBITDAR, for each of the Testing Periods ending September 30, 2001, December 31, 2001, March 31, 2002, June 30, 2002, and September 30, 2002. Such waiver shall apply only to the Borrowers' compliance with such Section for and at the Testing Periods ending on the dates set forth in the immediately preceding sentence and not to any past or future Testing Period and not to any other covenants and agreements contained in the Credit Agreement or the other related Credit Documents.

                  (B) Subject to the conditions set forth in Section 5 herein, the Administrative Agent, the Swing Line Lender and the Lenders hereby waive the Borrowers' failure to comply with Section 9.9 of the Credit Agreement, regarding the Consolidated Fixed Charge Coverage

Ratio, for each of the Testing Periods ending December 31, 2001, March 31, 2002, June 30, 2002, and September 30, 2002. Such waiver shall apply only to the Borrowers' compliance with such Section for and at the Testing Periods ending on the dates set forth in the immediately preceding sentence and not to any past or future Testing Period and not to any other covenants and agreements contained in the Credit Agreement or the other related Credit Documents.


                  4.       REPRESENTATIONS AND WARRANTIES.

                  (A) Each Borrower hereby represents and warrants to the Lenders, the Swing Line Lender and the Administrative Agent that all representations and warranties set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects, and that this Amendment, the Security Agreement and the Subsidiary Security Agreement have been executed and delivered by duly authorized officers of the Borrowers and the Guarantors that are parties thereto and constitutes the legal, valid and binding obligation of the Borrowers and Guarantors that are parties thereto, enforceable against each of them in accordance with their respective terms.

                  (B) Each Borrower hereby represents and warrants to the Lenders, the Swing Line Lender and the Administrative Agent that the execution, delivery and performance by the Borrowers of this Amendment and the Security Agreement, and their performance of the Credit Agreement, and the execution, delivery and performance by the Guarantors of the Subsidiary Security Agreement has been authorized by all requisite corporate action and will not (1) violate
(a) any order of any court, or any rule, regulation or order of any other agency of government, (b) the Articles of Incorporation, the Code of Regulations or any other instrument of corporate governance of the Borrowers or the Guarantors, as applicable, or (c) any provision of any indenture, agreement or other instrument to which either of the Borrowers or any of the Guarantors is a party, or by which either of the Borrowers or any of the Guarantors or any of their properties or assets are or may be bound; (2) be in conflict with, result in a breach of or constitute, alone or with due notice or lapse of time or both, a default under any indenture, agreement or other instrument referred to in (1)(c) above; or (3) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever.

                  5.       CONDITIONS PRECEDENT.

                  When the following conditions precedent have been met, this Amendment shall be effective as of September 28, 2001:

                  (A) The Borrowers shall have executed and delivered to Administrative Agent the Security Agreement in form and substance satisfactory to Administrative Agent pursuant to which the obligations of the Borrowers under the Credit Agreement and other obligations of the Borrowers to the Lenders under Synthetic Leases, swap agreements and reimbursement agreements are secured by all of the personal property of the Borrowers, subject to the exceptions set forth therein.

                  (B) The Guarantors shall have executed and delivered to Administrative Agent one or more Subsidiary Security Agreements in form and substance satisfactory to Administrative Agent pursuant to which the obligations of Guarantors under their respective Guaranties are secured by all of the personal property of Guarantors, subject to the exceptions set forth therein.

                  (C) Each Borrower's secretary or treasurer shall have certified to each Lender (i) a copy of resolutions duly adopted by that Borrower's board of directors in respect of this Amendment and the Security Agreement, (ii) true and correct copies of that Borrower's current Articles of Incorporation and Code of Regulations, (iii) the names and true signatures of the officers of that Borrower authorized to sign this Amendment and the Security Agreement on behalf of the Borrower, and (iv) that, after giving effect to the amendments and waivers set forth herein, no "Event of Default" or "Default" (as those terms are defined in the Credit Agreement) exists.

                  (D) Each Guarantor's secretary or treasurer shall have certified to each Lender (i) a copy of resolutions duly adopted by that Guarantor's board of directors in respect of the Subsidiary Security Agreements to which it is a party, (ii) true and correct copies of that Guarantor's current Articles of Incorporation or Certificate of Incorporation and Code of Regulations or Bylaws, (iii) the names and true signatures of the officers of that Guarantor authorized to sign the Subsidiary Security Agreements to which it is a party on behalf of that Guarantor, and (iv) that, after giving effect to the amendments and waivers set forth herein, no "Event of Default" or "Default" (as those terms are defined in the Credit Agreement) exists.

                  (E) Counsel for the Borrowers and Guarantors shall have rendered to each Lender a written opinion as to the enforceability of this Amendment, the Security Agreement and the Subsidiary Security Agreements, in form and substance satisfactory to the Lenders.

                  (F) The Borrowers shall have delivered or caused to be delivered certificates of good standing for each of the Borrowers and Guarantors issued by the Secretary of State, or other appropriate office, of the state of its incorporation.

                  (G) The Borrowers shall have caused all Guarantors to execute and deliver to the Administrative Agent a Reaffirmation of Guaranty in form and substance satisfactory to the Administrative Agent.

                  (H) The Borrowers shall have delivered or caused to be delivered such other documents as Administrative Agent or any of the Lenders may reasonably request.

                  6.       MISCELLANEOUS.

                  (A) This Amendment shall be construed in accordance with and governed by the laws of the State of Ohio, without reference to principles of conflict of laws. The Borrowers jointly and severally agree to pay (i) in connection with this Amendment, an amendment fee in an aggregate amount equal to $97,500, to be allocated pro rata among the Lenders executing this Amendment on the basis of their respective Commitments, and (ii) on demand all costs and expenses of the Lenders and the Administrative Agent, including reasonable attorneys' fees and expenses, incurred in connection with the preparation, execution and delivery of this Amendment, the Security Agreement and the Subsidiary Security Agreements.

                  (B) This Amendment is executed in accordance with and subject to Section 12.12 of the Credit Agreement. Except as expressly set forth in
Section 3, the execution, delivery and performance by the Lenders, the Swing Line Lender and the Administrative Agent of this Amendment shall not constitute, or be deemed to be or construed as, a waiver of any right, power or remedy of the Lenders, the Swing Line Lender or the Administrative Agent, or a waiver of any provision of the Credit Agreement. Except as expressly set forth in Section 3, none of the provisions of this Amendment shall constitute, or be deemed to be or construed as, a waiver of any "Event of Default" or any "Default," as those terms are defined in the Credit Agreement.

                  (C) The Borrowers acknowledge and agree that, as of the date hereof, all of the Borrowers' outstanding loan obligations to the Lenders and the Administrative Agent under the Credit Agreement and the Credit Documents are owed without any offset, deduction, defense or counterclaim of any nature whatsoever, and the Borrowers hereby waive any such offset, deduction, defense and counterclaim of any nature whatsoever with respect thereto arising out of acts or omissions occurring on or prior to the date hereof.

                  (D) This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.


Address:                                BRUSH WELLMAN INC.
         17876 St. Clair Avenue
         Cleveland, Ohio 44110
         Fax:  (216) 481-2523           By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


Address:                                BRUSH ENGINEERED MATERIALS INC.
         17876 St. Clair Avenue
         Cleveland, Ohio 44110
         Fax:  (216) 481-2523           By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


Address:                                NATIONAL CITY BANK,
Deliveries:                             for itself and as Agent
         Large Corporate Division
         1900 East Ninth Street
         Cleveland, Ohio 44114-3484     By:
                                          --------------------------------------
         Fax:  (216) 222-0003           Title:
                                              ----------------------------------

Mail:
         Large Corporate Division, Loc. #2070
         P.O. Box 5756
         Cleveland, Ohio 44101


                                        FIFTH THIRD BANK, an Ohio banking
                                        corporation, f/k/a FIFTH THIRD BANK,
                                        NORTHEASTERN OHIO
Address:

         1404 East Ninth Street
         Cleveland, Ohio 44114          By:
                                           -------------------------------------
         Fax:  (216) 274-5507           Title:
                                              ----------------------------------


Address:                                HARRIS TRUST AND SAVINGS BANK

         P.O. Box 755 (111/10W)
         Chicago, Illinois 60690-0755   By:
                                           -------------------------------------
         Fax:  (312) 461-5225           Title:
                                              ----------------------------------

Address:                                FIRSTAR BANK, N.A.

         1350 Euclid Avenue, ML 4432
         Cleveland, Ohio 44115          By:
                                           -------------------------------------
         Fax:  (216) 623-9208           Title:
                                              ----------------------------------


                                        MANUFACTURERS AND TRADERS
Address:                                TRUST COMPANY

         One Fountain Plaza
         Buffalo, New York 14203        By:
                                           -------------------------------------
         Fax:  (716) 848-7318           Title:
                                              ----------------------------------


Address:                                LASALLE BANK NATIONAL
                                        ASSOCIATION

         1300 East 9th Street, Suite 1000
         Cleveland, Ohio 44114          By:
                                           -------------------------------------
         Fax:  (216) 802-2212           Title:
                                              ----------------------------------